Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-234656, 333-209577 and 333-158508 on Forms S-8 of our report dated March 15, 2021, relating to the consolidated financial statements of American BriVision (Holding) Corporation and subsidiaries in this Annual Report on Form 10-K of American BriVision (Holding) Corporation and subsidiaries for the year ended December 31, 2020.

/s/ KCCW Accountancy Corp.
Diamond Bar, California March 15, 2021

KCCW Accountancy Corp. 3333 S. Brea Canyon Road, Suite 206, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155